Exhibit 11.1
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                             SYMBOLLON CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


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                                    The Three-Months Ended March 31,
                                  ------------------------------------
                                         1998             1997
                                     -----------      -----------
Net Loss on Per Share Basis.......      (380,838)        (213,051)
                                     ============     ============

Basis loss per share:
  Weighted average common shares
  outstanding.....................     3,198,691        2,484,528


  Shares subject to restriction...      (700,000)        (700,000)
                                     ------------     ------------
                                       2,498,691        1,784,528
                                     ============     ============

Net Loss per common share (1):....   $     (0.15)     $     (0.12)
                                     ============     ============

(1) There is no difference  between  basis and diluted loss per share.

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